EXHIBIT 24.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Intellicall, Inc. of our report dated March 1, 1995 appearing on Page F-2 of the Intellicall, Inc.'s 1994 Annual Report on Form 10-K for the year ended December 31, 1994.





Price Waterhouse LLP                    11/2/95
    signature                             Date


November 2, 1995
Dallas, Texas